Exhibit 10.6

PROMISSORY NOTE B

$1,000,000.00	January 15, 2015

FOR VALUE RECEIVED Westminster-LCS Georgetown LLC, an Iowa limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of Sentio Georgetown TRS, LLC, a Delaware limited liability company (“Lender”) the principal sum of ONE MILLIONS and No/100 Dollars ($1,000,000.00), in lawful money of the United States of America, together with the Participation Amount, with interest thereon, and to be paid in accordance with the terms of this Promissory Note B (“Note”) and that certain Construction Loan Agreement dated as of the date hereof among Borrower, Lender, and Sentio Georgetown, LLC, a Delaware limited liability company (“Lender A”) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement. This Note is “Note B” as defined in the Loan Agreement. This Note B evidences Loan B, and also evidences the Participation.

ARTICLE 1

PAYMENT TERMS

Borrower agrees to pay the Loan B Debt, without set off, including without limitation the principal amount of this Note, interest on the unpaid principal amount of this Note from time to time outstanding, and (without duplication) the Participation Amount, in the amounts and at the rates and at the times and in the manner specified in the Loan Agreement. The outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. The Participation Amount shall be due and payable on the Participation Due Date.

ARTICLE 2

DEFAULT AND ACCELERATION

The Loan B Debt (including without limitation the Participation Amount) shall, without notice, become immediately due and payable at the option of Lender if any payment required by this Note is not paid on or prior to the date when due (subject to any applicable notice or cure periods) or is not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE 3

LOAN DOCUMENTS AND EXCULPATION

This Note is secured to the extent set forth in the Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement and the other Loan Documents are made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4

SAVINGS CLAUSE

This Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Note, the Loan Agreement, or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder or under the Loan at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate, and the relevant provision in the Loan Documents will be deemed to be revised such that the interest contracted for does not exceed the Maximum Legal Rate. All payments received by Lender in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5

WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment or failure to perform or observe and all other notices or proof of any kind. No release of any security for the Debt or extension of time for payment of the Debt or any installment hereof, and no modification, amendment, supplement, waiver, extension, discharge or termination of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, supplement, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the Persons comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, that may be set forth in the Loan Agreement or any other Loan Document.)

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ARTICLE 6

GOVERNING LAW

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to the conflicts of laws principles thereof; provided that if Lender has greater rights or remedies under federal law, then such rights and/or remedies under federal law shall also be available to Lender.

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note B as of the day and year first above written.

BORROWER:

WESTMINSTER – LCS GEORGETOWN LLC, an Iowa limited liability company

By: LCS Georgetown LLC, an Iowa limited liability company, its Managing Member

/s/ Joel D. Nelson
Name: Joel D. Nelson
Title: President and COO

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